KPMG PEAT MARWICK THORNE                        Telephone No. (604) 691-3000
CHARTERED ACCOUNTANTS                                         (604) 691-3031
BOX 10426
777 DUNSMUIR STREET
VANCOUVER, BC V7Y 1K3
CANADA

ACCOUNTANTS' CONSENT


To the Directors of
GST Telecommunications, Inc.
(formerly Greenstar Telecommunications Inc.)


We consent to the incorporation by reference in the registration statement filed May 6, 1996 on Form F-2 of GST Telecommunications, Inc. (formerly Greenstar Telecommunications Inc.) of our report dated December 8, 1994, relating to the consolidated balance sheets of GST Telecommunications, Inc. as of September 30, 1994 and August 31, 1993 and the related consolidated statements of operations and deficit and changes in financial position for the thirteen months ended September 30, 1994 and for the years ended August 31, 1993 and 1992, which report appears in the September 30, 1995 annual report on Form 20-F of GST Telecommunications, Inc., and to the reference to our firm as experts in the registration statement.


/S/ KPMG PEAT MARWICK THORNE

Chartered Accountants
Vancouver, Canada
May 6, 1996

Member Firm of
Klynveld Peat Marwick Goerdeler